                                                                     EXHIBIT 2.1

                                STATE OF COLORADO

                                  DEPARTMENT OF
                                      STATE
                                   CERTIFICATE

         I, DONNETTA DAVIDSON, SECRETARY OF STATE OF THE STATE OF

COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF

THIS OFFICE, THE ATTACHED IS A FULL, TRUE AND COMPLETE
COPY OF THE ARTICLES OF INCORPORATION AND ALL AMENDMENTS
THERETO OF

                                 CITIZENS, INC.
                             (Colorado CORPORATION )

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.

Dated: July 9, 2002


















                              /s/ Donetta Davidson
                              --------------------
                               SECRETARY OF STATE



                                     2.1-1

                            ARTICLES OF INCORPORATION
                                       OF
                        CONTINENTAL INVESTORS LIFE, INC.

         We, the undersigned incorporators, hereby associate ourselves together to form and establish a corporation for profit under the general incorporation laws of the State of Colorado.

                                    ARTICLE I

         The name of the corporation shall be:  CONTINENTAL INVESTORS LIFE, INC.

                                   ARTICLE II

         The objects and purposes for which this company is formed and incorporated are:

         To purchase, hold, pledge, transfer, sell, or otherwise dispose of or deal in, the shares of the capital stock, bonds, debentures, notes or other securities or evidences of indebtedness of any corporation; to receive, collect and dispose of dividends, interests or other income on any such securities held by it; and do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust of or upon any part of such securities or other property held or owned by the company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporate business; to purchase, receive, hold and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof; to borrow and lend money and negotiate loans; to know, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons and other securities; to issue, subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds, and to finance and refinance the same.

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Colorado.

                                   ARTICLE III

         The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of common stock of $1.00 par value.

                                   ARTICLE IV

         The term of existence of the corporation shall be perpetual.


                                     2.1-2

                                    ARTICLE V

         The business and affairs of the corporation shall be under the control and management of a Board of Directors consisting of not less than five (5) members and not more than nine (9) members, the number to be fixed by the by-laws of the company, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors shall be elected, are as follows:

         NAME                       ADDRESS
         ----                       -------
         Dr. Bruce Holman           3401 East Kentucky Avenue
                                    Denver, Colorado 80209

         Stanford E. Ernest         3280 Dartmouth Avenue
                                    Boulder, Colorado 80302

         Max P. Osborn              2445 Vance
                                    Lakewood, Colorado 80215

         Howard M. Jeffries         7720 South Race
                                    Littleton, Colorado 80122

         George A. Powell           6601 South Marion Court
                                    Littleton, Colorado 80121

         Thomas J. Murphy           3361 South Ulster Court
                                    Denver, Colorado 80321

         James F. Martin            1216 Pierce, No. A-13
                                    Lakewood, Colorado 80215


                                   ARTICLE VI

         Cumulative voting shall be allowed at any stockholders' meeting of the corporation.

                                   ARTICLE VII

         Shareholders shall not have a pre-emptive right to subscribe for additional shares of the corporation issued from time to time by the corporation.


                                     2.1-3

                                  ARTICLE VIII

         The Board of Directors shall have power to enact, alter, amend and repeal the by-laws of the corporation not inconsistent with the laws of the State of Colorado and these Articles of Incorporation as it may deem best for the management of the corporation.

                                   ARTICLE IX

         The name and address of each incorporate is:

         NAME                       ADDRESS
         ----                       -------
         Dr. Bruce Holman           3401 East Kentucky Avenue
                                    Denver, Colorado 80209

         Stanford E. Ernest         3280 Dartmouth Avenue
                                    Boulder, Colorado 80302

         Max P. Osborn              2445 Vance
                                    Lakewood, Colorado 80215

         Howard M. Jeffries         7720 South Race
                                    Littleton, Colorado 80122

         George A. Powell           6601 South Marion Court
                                    Littleton, Colorado 80121

         Thomas J. Murphy           3361 South Ulster Court
                                    Denver, Colorado 80321

         James F. Martin            1216 Pierce, No. A-13
                                    Lakewood, Colorado 80215


         IN TESTIMONY WHEREOF, we have hereunto set our hands this the 8th day of November, 1977.

/s/ Thomas J. Murphy                   /s/ Howard M. Jeffries
--------------------                   ----------------------

/s/ Stanford E. Ernest                 /s/ George A. Powell
----------------------                 --------------------

/s/ Bruce Holman                       /s/ Max P. Osborn
----------------                       -----------------

                                       /s/ James F. Martin
                                       -------------------



                                     2.1-4

THE STATE OF COLORADO     )
                          )
CITY AND COUNTY OF DENVER )

         I, Jim L. Fine, a Notary Public, hereby certify that on the 8th day of November, 1977, personally appeared before me, Dr. Bruce Holman, Stanford E. Ernest, Max P. Osborn, Howard M. Jeffries, George A. Powell, Thomas J. Murphy and James F. Martin, who, being by me first duly sworn, severally declared that they are the same persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

         In witness whereof, I have hereunto set my hand and seal this 8th day of November, 1977.


                                          /s/ Jim L. Fine
                                          ---------------
                                          Notary Public
                                          My commission expires: August 10, 1982


                                     2.1-5

                        CONTINENTAL INVESTORS LIFE, INC.

                             CERTIFICATE OF RENEWAL

a.       The name of the Corporation is Continental Investors Life, Inc.

b. The address of the Corporation's registered office is 6060 South Willow Drive, Suite 2206, Englewood, Colorado 80111 and the name of the Registered Agent is George A. Powell.

c.       The renewal is to be perpetual.

d. The Corporation was organized under the laws of the State of Colorado and was incorporated on November 8, 1977.

e. The Corporation was dissolved pursuant to Section 7-8-113 effective January 1, 1985 due to inadvertent failure to file the Colorado Corporate Reports for 1981, 1983 and 1985. The Corporation never received notices to file the Corporate Reports due to a change of address of the Registered Agent.

f. This Certificate of Renewal is filed by authority of the directors of the Corporation at the time the Corporation was dissolved.




/s/ George A. Powell                President                10/25/85
--------------------                ---------                --------
Signature                           Title                    Date


/s/ Michael L. Schumacker           Secretary                10/25/85
-------------------------           ---------                --------
Signature                           Title                    Date





/s/ Carol R. Ferrell
--------------------
Notary Public
My Commission Expires: 5/17/87
                       -------



                                     2.1-6

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is (note 3) Continental Investors Life, Inc.

         SECOND: The following amendment was adopted by the shareholders of the corporation on August 22, 1985, in the manner prescribed by the Colorado Corporation Act:

         Article III of the Articles of Incorporation is amended to read as follows:

                                   ARTICLE III

         The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares of common stock of $1.00 par value.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 886,089 and the number of shares entitled to vote thereon was 986,099.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

                  CLASS             (Note 1)                  NUMBER OF SHARES
                  -----                                       ----------------

         FIFTH: The number of shares voted such amendment was 628,067; and the number of shares voted against such amendment was 6,183.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None.

                  CLASS             (Note 1)                  NUMBER OF SHARES
                  -----                                       ----------------

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

                                    (Note 2)

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital changed by such amendment, are as follows: No change.

                                    (Note 2)


                                     2.1-7

                                    Continental Investors Life, Inc.  (Note 3)

                                    By: /s/ George A. Powell
                                        --------------------
                                           (Its President)
                                                                      (Note 4)
                                    By: /s/ Michael L. Schumacker
                                        -------------------------
                                             (Its Secretary)

STATE OF COLORADO   )
County of Arapahoe  )ss.

         Before me, Lynn Ellen Drugan, a Notary Public in and for the said County and State, personally appeared George Powell and Michael L. Schumacker, who acknowledged before me that he is the President/Secretary of Continental Investors Life, Inc., a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

         In witness whereof I have hereunto set my hand and seal this 17th day of September, 1986.

         My commission expires: 2/6/90               /s/ Lynn Ellen Drugan
                                                     ---------------------
                                                     (Notary Public)
NOTES:
1.       If applicable, insert "None."
2.       If application, insert "No change."
3. Exact corporate name of corporation adopting the Articles of Amendment (if this is a change of name amendment the name before this amendment is filed).
4.       Signatures and titles of officers signing for the corporation.



                                     2.1-8

1. The exact Corporate Name, current Registered Office and current Registered Agent are:

George A. Powell, Agent - 6749
Continental Investors Life, Inc.
6060 South Willow Drive, Suite 2206
Englewood, Colorado 80111

The Corporation named herein makes the following statement:

2.       The State or Country of incorporation is:  Colorado

3. The Complete street address of the Corporation's REGISTERED OFFICE shall be changed to: 5950 South Willow Drive, Suite 200, Englewood, Colorado 80111

4.       The name of the Corporation's SUCCESSOR REGISTERED AGENT is:  Carol R.
         Ferrill

5. The address of the Corporation's Registered Office and the address of the Corporation's Agent, as changed, will be identical.

6. The Complete street address of the Corporation's principal place of business in Colorado is: 5950 South Willow Drive, Suite 200, Englewood, Colorado 80111

-------------------------------------------------------------------------------
"Address" means street and number, city or town, and United States post office zip code designation. If by reason of rural location or otherwise, a street name shall not exist, other appropriate "address" fixing as nearly as possible the actual physical location may be substituted, but in all such exceptional cases the rural free delivery route, the county, and the United States post office zip code designation shall be included.

                                               Continental Investors Life, Inc.


                                               By: /s/ Mark A. Oliver
                                                   ------------------
                                               Its: Vice President



                                     2.1-9

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                          OR REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of COLORADO submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

         First: The name of the corporation or limited partnership is:
CONTINENTAL INVESTORS LIFE, INC.

         Second: The address of its REGISTERED OFFICE is 1600 Broadway, Denver, CO 80202

         Third: The name of its REGISTERED AGENT is THE CORPORATION COMPANY

         Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

         Fifth: The address of its place of business in Colorado is 1600 Broadway, Denver, CO 80202.

                                           CONTINENTAL INVESTORS LIFE, INC.

                                           By: /s/ James C. Mott
                                               -----------------
                                           Its:  Senior-Vice President



                                     2.1-10

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        CONTINENTAL INVESTORS LIFE, INC.

         Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Continental Investors Life, Inc.

         SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on May 31, 1988, in the manner prescribed by the Colorado Corporation Act:

         A.       Article I is amended to be and read as follows:

                  "The name of the corporation is Citizens, Inc."

         B.       Article III is amended to be and read as follows:

                  "The authorized capital stock of the corporation is 21,000,000 shares of common stock divided into two (2) classes:

                  A. 20,000,000 shares of Class A common stock of no par value per share; and

                  B. 1,000,000 shares of Class B common stock of no par value per share.

                  Cumulative voting shall be denied as to each class and no shareholder of either class shall have any preemptive right to acquire any share of stock to be issued by the corporation.

                  The Class A common stock and the Class B common stock shall be equal in all respects, except that:

                  1. The cash dividends paid upon each share of Class A common stock shall be twice the cash dividends paid on each share of Class B common stock.

                  2. The holders of the Class B common stock shall have the exclusive right to elect a simple majority of the members of the Board of Directors of the company; and the holders of Class A common stock shall have the exclusive right to elect the remaining Directors."


                                     2.1-11

         C.       Article X is amended to be and read as follows:

                  "The registered office of the corporation is 1600 Broadway, Denver, Colorado 80202 and the registered agent of the corporation is "The Corporation Company."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,320,623, and the number of shares entitled to vote thereon was 1,320,623.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                                    Number of
         Class                      Shares
         -----                      ---------
                           NONE


         FIFTH: The number of shares voted for such amendment was 992,877, and the number of shares voted against such amendment was 2,718.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                             Number of Shares Voted
                             ----------------------
         Class               For            Against
         -----               ---            -------
                           NONE


         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                  No change

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

         Capital may be increased by issuance of additional shares.

         DATED June 30, 1988.

ATTEST:                             CONTINENTAL INVESTORS LIFE, INC.

/s/ James C. Mott                   By: /s/ Harold E. Riley
-----------------                       -------------------
Secretary                               President



                                     2.1-12

STATE OF TEXAS   )
                 )
COUNTY OF DALLAS )

         The foregoing instrument was acknowledged before me this 30th day of June, 1988, by Harold E. Riley, President of Continental Investors Life, Inc.

         Witness my hand and official seal.

[S E A L]                                           /s/ Frank G. Newman
                                                    -------------------
                                                    Notary Public in and for the
                                                    State of Texas

                                                    Name:  Frank G. Newman
                                                         -----------------
                                                               (Print)
My Commission Expires:
January 31, 1989


                                     2.1-13

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 CITIZENS, INC.

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the Corporation is Citizens, Inc.

         SECOND: The following amendments to the Articles of Incorporation, as amended, were adopted by the stockholders of the Corporation on June 1, 1993, in the manner prescribed by the Colorado Corporation Code. The number of shares voted for the amendments was sufficient for approval.

1.       Article III is amended to read as follows:

                                   ARTICLE III

         The authorized capital stock of the Corporation is Fifty One Million (51,000,000) shares of common stock divided into two (2) classes:

         A. Fifty Million (50,000,000) shares of Class A Common Stock of no par value per share; and

         B. One Million (1,000,000) shares of Class B Common Stock of no par value per share.

         Cumulative voting shall be denied as to each class and no shareholder of either class shall have any pre-emptive right to acquire any share of stock to be issued by the Corporation.

         The Class A Common Stock and the Class B Common Stock shall be equal in all respects, except that:

         1. The cash dividends paid upon each share of Class A Common Stock shall be twice the cash dividends paid on each share of Class B Common Stock.

         2. The holders of the Class B Common Stock shall have the exclusive right to elect a simple majority of the members of the Board of Directors of the Corporation; and the holders of Class A Common Stock shall have the exclusive right to elect the remaining Directors.

2.       Article VI shall be stricken.



                                     2.1-14

3.       A new Article XI shall be added and shall read as follows:

                                   ARTICLE XI

                  No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under C.R.S. Section 7-5-114 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall not have acted in good faith or, in failing to act shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect to any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation C.R.S. Section 7-2-102 and/or C.R.S.
         Section 7-3-101.

4.       A new Article XII shall be added and shall read as follows:

                                   ARTICLE XII

         When, with respect to any action to be taken by shareholders of the Corporation, the Colorado Corporation Code requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action, unless any class of shares is entitled to vote thereon as a class, in which event the proposed action may be taken upon receiving the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         None.


                                     2.1-15

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

         None.

Date: June 5, 1993                       CITIZENS, INC.

                                         By: /s/ Harold E. Riley
                                            ------------------------------------
                                                 Harold E. Riley, President

                              Attest:    /s/ Mark A. Oliver
                                         ---------------------------------------
                                         Mark A. Oliver, Secretary
(Corporate Seal)

STATE OF TEXAS    )
                  )ss.
COUNTY OF TRAVIS  )

         The foregoing instrument was acknowledged before me this 5th day of June, 1993 by Harold E. Riley and Mark A. Oliver, President and Secretary, respectively, of Citizens, Inc., a Colorado corporation, on behalf of the Corporation and verified by each person on behalf of the Corporation, under penalties of perjury, that the foregoing instrument is the Corporation's deed and act and that the facts stated therein are true.

         Witness my hand and official seal.

         My commission expires:
         12-29-96
         --------
                                            /s/ James C. Mott
                                            -----------------
                                            Notary Public
         Comm. Exp. 12-29-96                P.O. Box 149151
                                            ---------------
                                            Address
                                            Austin, TX 78714-9151
                                            ---------------------



                                     2.1-16

                             STATEMENT OF CHANGE OF
                              REGISTERED OFFICE OR
                            REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of COLORADO submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

         First: The name of the corporation or limited partnership is: CITIZENS, INC.

         Second: The address of its REGISTERED OFFICE is 1675 Broadway, Denver, Colorado 80202.

         Third: The name of its REGISTERED AGENT is THE CORPORATION COMPANY.

         Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

         Fifth: The address of its place of business in Colorado is 1675 Broadway, Denver, Colorado 80202.

                                          THE CORPORATION COMPANY

                                          By: /s/ Galyn Thaturmas
                                              -------------------
                                                   Vice President
                                          Its: Registered Agent


                                     2.1-17

                             STATEMENT OF CHANGE OF
                              REGISTERED OFFICE OR
                            REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of COLORADO submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

         First: The name of the corporation or limited partnership is: CITIZENS, INC.

         Second: The address of its REGISTERED OFFICE is 1675 Broadway, Denver, Colorado 80202, and if changed, the new street address is: c/o CORPORATION SERVICE COMPANY, 1560 Broadway, Denver, Colorado 80202.

         Third: The name of its REGISTERED AGENT is THE CORPORATION COMPANY, and if changed, the new registered agent is: CORPORATION SERVICE COMPANY.

         Signature of Registered Agent: /s/ Pamela Lrujello

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

                                              CITIZENS, INC.

                                              By: /s/ Mark A. Oliver
                                                  ------------------
                                              Its: President


                                     2.1-18